EXHIBIT 4.4

                              AMENDMENT NO. FOUR TO

                    TREADCO, INC. EMPLOYEES' INVESTMENT PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994
                -------------------------------------------------


     WHEREAS, effective as of September 1, 1991, Treadco, Inc. (the "Company") adopted the Treadco, Inc. Employees' Investment Plan (the "Plan") for the benefit of its employees, and effective as of January 1, 1994, the Plan was amended and restated in its entirety; and

     WHEREAS, the Plan was subsequently amended effective as of January 1, 1996 and again, effective August 15, 1996; and

     WHEREAS, the Company has submitted a proposed third amendment to the Plan to the Internal Revenue Service; and

     WHEREAS, pursuant to Section Twenty-One of the Plan, the Company has the authority to amend the Plan as provided herein; and

     WHEREAS, the Company desires to amend the Plan to effect a merger of the Treadco Employee Stock Ownership Plan into the Plan.

     NOW, THEREFORE, pursuant to its authority under Section Twenty-One of the Plan, the Company amends the Plan effective on November 1, 1997, except as otherwise provided below:

30. Existing Section 1.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "1.3 Prior Plans. Effective as of July 1, 1991, the employees of ABC Treadco, Inc. ("Old Treadco") were transferred to employment with the newly formed Treadco, Inc. Old Treadco maintained a Code
          Section 401(k) plan, which was substantially similar to the Plan, for the benefit of its eligible employees; this plan was known as the ABC Treadco, Inc. Employees' Investment Plan (the "Prior Plan"). The assets of the Prior Plan were transferred to the Plan and deposited with and held, subject to the provisions of the Plan, by the Trustee of Investment Trust No. 2 (if attributable to contributions to the Arkansas Best Corporation stock fund in the Prior Plan) or the Trustee of Investment Trust No. 1 (if attributable to other assets of the Prior Plan).

                  Effective on November 1, 1997, the Treadco Employee Stock Ownership Plan ("ESOP") was amended to merge the ESOP into the Plan. The assets of the ESOP were transferred to the Plan and deposited and held, subject to the provisions of the Plan, by the Trustee of Investment Trust No. 1, which was established pursuant to a "Trust Agreement"."

31. Existing Section 1.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "1.5 Separate Trusts. Two (2) separate Trusts, the Investment Trust No. 1 and the Investment Trust No. 2, have been established and have been maintained for the purposes of the Plan (and other plans sponsored by Affiliated Companies) and the moneys thereof have been invested in accordance with the terms of such Trusts. Effective as of November 1, 1997, the Investment Trust No. 2 shall be terminated and its assets transferred into Investment Trust No. 1. All Before-Tax Deposits and Company Matching Deposits made in cash (unless the Board of Directors of the Sponsoring Company directs otherwise), shall be paid to the Trustee of the Investment Trust No. 1 for investment therein. The Investment Trust No. 1 shall consist of the assets held in each Investment Fund, including the Company Stock Fund."

                                                                     EXHIBIT 4.4

32. Existing Section 2.42 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "2.42 "Trustee" shall mean Fidelity Management Trust Company, trustee of the Investment Trust No. 1, and any additional or successor Trustees. Except as otherwise provided in the Trust Agreements and herein, the Trustees shall be the "Named Fiduciaries" referred to in
         Section 402(a) of ERISA with respect to the control, management and disposition of the Trust Funds."

33. Existing Section 2.46 of the Plan is hereby amended to add the following new language between the expressions "Employer" and "Excess Aggregate Contributions":

                  ""ESOP"                               Section 1.3
                  "ESOP Account"                        Section 9.1"

34. Existing Section 8.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "8.1 Regular Valuation. The Trustee of the Investment Trust No. 1 shall evaluate such Trust Fund (separately itemized with respect to each Investment Fund under Section 9.4 hereof of the Investment Trust No. 1) at fair market value as of the close of business on each Valuation Date. The Trustees of the Investment Trust No. 1 shall evaluate the Company Stock Fund at fair market value as of the close of business on each Valuation Date. In making such valuations, except as otherwise provided for herein or in a Trust Agreement, the Trustee shall use the modified cash basis method of accounting and shall deduct all charges, expenses and other liabilities, if any, then chargeable against the Trust Fund, in order to give effect to income realized and expenses paid, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments since the last previous valuation. At the request of the Administrative Committee, as soon as practicable after such valuation, the Trustee shall deliver in writing to the Administrative Committee a valuation of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous valuation."

35. Existing Section 9.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.1 Valuation of Company Stock.  In  making any  valuation of the portion of the Trust Fund consisting of Company Stock, the Trustee of Investment Trust No. 1 shall determine the fair market value of Company Stock."

36. Existing Section 9.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.1 Separate  Accounts.  Subject to the provisions of Section
         17.2 hereof, the Administrative Committee shall maintain for each Participant a separate Company Matching Deposit Account, a separate Basic Before-Tax Deposit Account, a separate Supplemental Before-Tax Deposit Account, a separate Choice Benefits Deposit Account as necessary, an ESOP Account as necessary, and a separate Rollover Account, as necessary. The term "ESOP Account" means the separate account maintained for each Participant who was a Participant in the ESOP on the date of its merger into the Plan and to which shall be posted all of such Participant's funds transferred from the ESOP, as adjusted in accordance with the provisions of Section Nine. The amount contributed by or on behalf of a Participant or allocated to such Participant shall be credited to the appropriate Account in the manner set forth in Sections Six and Seven hereof. All payments to a Participant or his Beneficiaries shall be charged against the respective Accounts of such Participant."

37. The last sentence of existing Section 9.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

         "With respect to a Participant's Company Matching Deposit Account and ESOP Account, such adjustment, if necessary, shall be made by adjusting the number of shares, if applicable, of Company

                                                                     EXHIBIT 4.4

         Stock allocated to each Participant's Company Matching Deposit Account and ESOP Account, respectively."

38. Effective on January 1, 1998, existing Subsection 9.4(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.4(1) Notwithstanding any other provision of the Plan or the Trust Agreement with respect to control over and direction of the investment of assets in the Trust Fund, each Participant may, at such time and in such manner as the Administrative Committee shall determine pursuant to a uniform policy established by it, direct that all or any part (subject to such percentage increment limitations as the
         Administrative Committee shall determine from time to time) of the amounts constituting such Participant's existing Account and his future Before-Tax Deposits and Company Matching Deposits (and such other contributions to the Plan, or amounts attributable to such other contributions, as determined by the Administrative Committee, in its sole discretion) be invested among such investment funds as the Administrative Committee shall offer from time to time ("Investment Funds") for direction by Participants. This Section 9.4 is intended to meet the requirements of Section 404(c) of ERISA by allowing each Participant to direct the investment of his individual Accounts."

39. Effective on January 1, 1998, existing Subsection 9.4(3) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.4(3) At such times as the Administrative Committee shall permit, and in such manner as the Administrative Committee shall determine, pursuant to uniform policies established by it, each Participant may (i) direct that all, or any part (subject to such percent increment limitations as the Administrative Committee shall determine from time to time) of the amounts in the Participant's Accounts which are invested on his behalf in any of the Investment Funds, be liquidated and the proceeds thereof reinvested in the other Investment Funds and (ii) redirect the investment of future Before-Tax Deposits and Matching Contributions (and future earnings on all such amounts) in accordance with the provisions of Subsection 9.4(1) hereof. In the event at any time a Participant does not elect to redirect any Account balances or future contributions as provided for in this Subsection 9.4(3), then such Participant's prior directions shall remain in effect."

40. Effective on January 1, 1998, existing Subsection 9.4(4) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.4(4) The Trustee shall carry out Participant's directions or redirections permitted by this Section 9.4 (or in the absence of directions, shall invest as provided in Subsection 9.4(5) hereof) as soon as administratively practicable. Notwithstanding the foregoing, in the event a Participant has directed that only part of his interest in any of the Investment Funds be liquidated and reinvested in one or more of the other Investment Funds only the nearest value of whole units will be liquidated and reinvested."

41. Effective on January 1, 1998, Existing Subsection 9.4(5) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.4(5) If a Participant fails or refuses to exercise any of his investment direction rights as provided for in this Section 9.4, the Trustee shall invest all amounts (not otherwise directed) in the lowest risk Investment Fund available, as determined by the Administrative Committee."

42. Existing Subsection 9.5(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                                                                     EXHIBIT 4.4

                  "9.5(1) Company Matching Deposits which are made in cash and contributed to Investment Trust No. 1 and any forfeited, Non-Vested Amounts held in the Company Stock Fund that are applied to reduce Company Matching Deposits as provided in Subsection 14.4(2) will be invested by the Trustee of Investment Trust No. 1 in the Company Stock Fund. The Trustee may retain any shares of Company Stock which are received as a result of a stock dividend or stock split, and shall invest any cash or cash-equivalent amounts held in the Company Stock Fund in Company Stock as soon as practicable unless directed otherwise by the Board of Directors of the Sponsoring Company or unless the Trustee determines that it is necessary to retain such amounts in cash to make distribution or to pay administrative expenses."

43. Effective on January 1, 1998, existing Subsection 9.5(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.5(1) The Company Stock Fund shall be one of the Investment Funds available for the investment of any portion of a Participant's Account in accordance with Section 9.4. The Company Stock Fund may be partially invested in cash, cash-equivalents, or short-term investments as needed to meet liquidity requirements or if amounts are too small to reasonably invest in Company Stock."

44. Existing Subsection 9.5(2) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.5(2) Any amount in the Company Stock Fund not currently invested in Company Stock shall be invested by the Trustee of Investment Trust No. 1 only in cash-equivalent investments, including, but not limited to, investments in commingled funds, as such Trustee shall determine."

45. Existing Subsection 9.5(3) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "9.5(3) All shares of Company Stock in the Company Stock Fund shall be voted by the Trustee of Investment Trust No. 1 in the manner provided by Investment Trust No. 1."

46. Existing Section 14.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "14.1 Vesting upon Termination of Employment. Subject to the provisions of Sections 14.4 and 17.3 hereof, in the event of the Termination of Employment of a Participant, such Participant shall be entitled to receive (i) one hundred percent (100%) of the amounts in all of his Accounts other than his Company Matching Deposit Account and ESOP Account, and (ii) the following percentage of the amount in his Company Matching Deposit Account and ESOP Account as determined in accordance with the provisions of Subsection 15.2(1) and Section 15.5 hereof, based upon such Participant's number of Vesting Years of Service prior to such Termination of Employment:

                  Number of Vesting
                  Years of Service                    Vested Percentage
                  ----------------                    -----------------

                  Less than 5 years                          None
                  5 years or more                            100%

         Such benefits shall be paid as provided in Section Fifteen hereof. Notwithstanding the above, any portion of a Participant's ESOP Account which is attributable to the 1991 transfer of assets from the Arkansas Best Employee Stock Ownership Plan will become one hundred percent (100%) vested and nonforfeitable if he is employed by the Sponsoring Company or an Affiliated Company on his 55th birthday."

                                                                     EXHIBIT 4.4

47. Existing Subsection 14.3(2) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "14.3(2) In the case of any Participant who suffers a Termination of Employment and who has no vested amount in his Basic or Supplemental Before-Tax Deposit Accounts, his Choice Benefits Deposit Account, his Company Matching Deposit Account or his ESOP Account in accordance with the provisions of Section 14.1 hereof, Vesting Years of Service before any period of One-Year Periods of Severance shall not be taken into account if such Participant's latest Period of Severance equals or exceeds the greater of (i) five (5) consecutive One-Year Periods of Severance, or (ii) his aggregate Periods of Service before the commencement of such latest Period of Severance. Such aggregate Periods of Service before the commencement of such latest Period of Severance shall be deemed not to include any Vesting Year of Service which precedes a One-Year Period of Severance if as of or prior to December 31, 1984, the duration of the consecutive One-Year Periods of Severance measured in years equals or exceeds the Participant's Vesting Years of Service prior to the One-Year Periods of Severance."

48. Existing Subsection 14.3(3) of Plan is hereby deleted in its entirety, and the following sentence is substituted in its place:

                  "14.3(3) In the case of any Participant who has five (5) consecutive One-Year Periods of Severance, Vesting Years of Service after such five (5) year period shall not be taken into account for purposes of determining the vested amount in his Company Matching Deposit Account or ESOP Account which accrued prior to such five (5) year period."

49. Existing Section 14.4 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "14.4(1)  Forfeiture of Non-Vested Amount.

                                    (a) In the case of any  Participant  who has
                            suffered a Termination of Employment and who has received a distribution of the vested amount in his Company Matching Deposit Account, ESOP Account, and his Basic and Supplemental Before-Tax Deposit Accounts and his Choice Benefits Deposit Account (the "Vested Amount") on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the excess, if any, of the amount in his Company Matching Deposit Account and ESOP Account over the vested amount in such Accounts (the "Non-Vested Amount") shall be forfeited as of the last day of the second (2nd) Plan Year following the Plan Year during which such Participant suffers such Termination of Employment.

                                    (b) In the case of any  Participant  who has
                            suffered a Termination of Employment and who has no Vested Amount at the time of such Termination of Employment, the amount in his Company Matching Deposit Account and ESOP Account shall be forfeited as of the last day of the second (2nd) Plan Year following the Plan Year during which such Participant suffers such Termination of Employment.

                                    (c) In the case of any  Participant  who has
                            suffered a Termination of Employment and who has not received a distribution of the Vested Amount on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the Non-Vested Amount shall be forfeited as of the last day of the second (2nd) Plan Year following the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance.

                                                                     EXHIBIT 4.4

                  14.4(2) Subject to the provisions of Subsection 14.5(2) hereof, forfeited, Non-Vested Amounts shall reduce the Company Matching Deposits of each Participating Company under Subsection 6.1(1). If the amount of the forfeited, Non-Vested Amounts for a Plan Year exceeds the amount of the Company Matching Deposits for the Plan Year, the excess shall be treated as an increase in the specified percentage determined in accordance with Subsection 6.1(1) for the Plan Year."

50. Existing Section 14.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "14.5     Restoration of Forfeited Non-Vested Amount.

                            14.5(1)  In the  event  a  Participant:  (i) who has
                  received a distribution of the vested amount in his Company Matching Deposit Account and, if applicable, his ESOP Account in accordance with Section 14.4 hereof, or (ii) who has no vested amount in his Company Matching Deposit Account and, if applicable, his ESOP Account at the time of his Termination of Employment, as described in Subsection 14.4(1)(b) hereof, returns to employment with a Participating Company as an Employee prior to the date on which such Participant has incurred five (5) consecutive One-Year Periods of Severance, the amount in such Participant's Company Matching Deposit Account or ESOP Account which was forfeited pursuant to
                  Section 14.4 hereof (without adjustment for any gains or losses in the Trust Fund subsequent to such forfeiture) shall be restored to such Participant's Company Matching Deposit Account and ESOP Account; provided, however, that if a Participant received a distribution of the vested amount of his Company Matching Deposit Account and ESOP Account and is reemployed by a Participating Company as an Employee more than one year after his Termination of Employment, such restoration shall not occur unless and until: (i) such Participant repays to the Plan the full amount of his Company Matching Deposit Account or ESOP Account previously distributed to him, and
                  (ii) such Participant's repayment is made before the earlier of the end of (I) the five (5) year period beginning with the Participant's date of reemployment or (II) a period of five
                  (5) consecutive One-Year Periods of Severance commencing after the date on which such Participant received such distribution. Upon the restoration of a Participant's Company Matching Deposit Account and ESOP Account as provided for hereinabove, the vested amount in such Participant's Company Matching Deposit Account and ESOP Account (whether attributable to amounts restored, amounts, if any, repaid by the Participant or additional amounts added to such Account after such reemployment) shall thereafter be determined in accordance with the provisions of this Section Fourteen without regard to such Participant's original Termination of Employment.

                            14.5(2)   The   restoration   of   a   Participant's
                  Non-Vested Amount in his Company Matching Deposit Account or ESOP Account, as provided for in Subsection 14.5(1) above, shall be made from the Non-Vested Amounts forfeited pursuant to Section 14.4 hereof during the Plan Year of such restoration before any use of such forfeitures as provided in Subsection 14.4(2) hereof. In the event there are not sufficient forfeitures to restore the entire amount owing to Participants under Subsection 14.5(1) above, the additional amount necessary for restoration shall be contributed by the Participating Company employing such Participant as a special contribution to be allocated to the Company Matching Deposit Account or ESOP Account of the affected Participant."

51. Existing Section 15.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "15.5 Benefits Payable in Cash. All disbursements from the Trust Fund shall be made in cash, and no Participant may elect to receive an in kind distribution except as specifically provided in this
         Section 15.5 and Section 15.10 below; provided, however, that a Participant shall have a right to demand that distribution of his ESOP Account be made in whole shares of Company Stock (with the value of any fractional shares paid in cash)."

                                                                     EXHIBIT 4.4

52.      The following  new Section  15.10 of  the Plan  is hereby  added  after
Section 15.9 of the Plan:

                  "15.10 Put Option for ESOP Accounts Only. The Sponsoring Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock from his ESOP Account at times when such Company Stock is not readily tradable on an established market. The put option is to be exercisable only by the Participant, the Participant's donees or a Beneficiary, including Alternate Payees or a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. The put option must permit the Participant to put the Company Stock to the Sponsoring Company. The put option must be exercisable during the sixty (60) consecutive days beginning on the date that the Company Stock subject to the put option is distributed by the Plan, and for another sixty (60) consecutive days during the Plan Year next following the Plan Year in which the shares were distributed. The put option may be exercised by the holder notifying the Sponsoring Company in writing that the put option is being exercised. The period during which a put option is exercisable does not include any period when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law. The price at which the put option is exercisable is the fair market value of the Company Stock on the date of the transaction determined in good faith based on all relevant factors.

                  Payment pursuant to the put option shall be made: (1) in the case of distribution of the Participant's entire ESOP Account within one taxable year of the recipient, no less rapidly than in substantially equal installments at least annually over a period beginning no later than thirty (30) days after the exercise of the put option and not exceeding five (5) years in all; adequate security shall be provided and reasonable interest shall be paid on any installments outstanding after thirty (30) days after exercise of the put option; and (2) in the case of any other form of distribution not described in
         (1), within thirty (30) days of the exercise of the put option. Payment pursuant to the put option shall be made no less rapidly than in substantially equal installments at least annually over a period beginning no later than thirty (30) days after the put option and not exceeding five (5) years in all, except that the repayment period may be extended to a date no later than ten (10) years after the earlier of the date the put option is exercised or the date of final repayment of any debt incurred in connection with the acquisition of the Company Stock. The provisions described in this Section 15.10 are nonterminable even by the custodian or trustee of an individual retirement account described in Section 408(a) of the Code established by the Participant or his surviving spouse.

                  Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Sponsoring Company may reasonably require in order to assure compliance with applicable Federal and state securities law. Except as otherwise provided in this Section 15.10, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call, or other option, or buy-sell or similar arrangement."

53. Existing Section 22.2 of the Plan is hereby amended to add the following new sentence to the end thereof:

         "The Administrative Committee is empowered to direct the Trustee to transfer assets and liabilities from the Plan relating to such Participant Accounts as the Administrative Committee designates to another plan; provided, however, that such transfer must meet the requirements of the directly preceding sentence of this Section 22.2 and Section 414 of the Code. Any trust-to-trust transfer under this
         Section 22.2 shall, except as allowed by the Administrative Committee in its sole discretion, not include any amounts in a Participant's Account attributable to Company Stock."

54. Existing Section 22.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "22.3 Continuance by Successor Company. In the event of the liquidation, dissolution, merger, consolidation or reorganization of a Participating Company, the successor company may adopt the Plan and Trust for the benefit of the employees of such Participating Company, if such adoption is approved by the Sponsoring Company. If the Sponsoring Company approves such successor

                                                                     EXHIBIT 4.4

         company's adoption of the Plan and Trust, the successor company shall, in all respects, be substituted for such Participating Company under the Plan and Trust. Any such substitution of such successor company shall constitute an assumption of Plan liabilities by such successor company, and such successor company shall have all of the powers, duties and responsibilities of such Participating Company under the Plan and Trust. If such successor company does not adopt the Plan and Trust, subject to the Sponsoring Company's approval, the Plan and Trust shall be terminated with respect to such Participating Company in accordance with the provisions of the Plan and Trust Agreement."

55. Existing Section 23.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                  "23.3 Rights to Benefits upon  Termination of Plan or Complete
         Discontinuance of Deposits. Upon the termination or partial termination of the Plan or the complete discontinuance of contributions by each and all of the Participating Companies, the rights of each Participating Company's Employees who are then Participants (or, in the case of a partial termination, who are then Participants affected by the termination) and the rights of each other person, other than a person who has forfeited his non-vested amounts pursuant to Section 14.4 hereof prior to the effective date of such termination (or partial termination) or complete discontinuance, to the amounts credited to his Accounts at such time, shall be nonforfeitable without reference to any formal action on the part of any affected Participating Company, the Administrative Committee or the Trustee."

     IN WITNESS WHEREOF, TREADCO, INC. has caused this instrument to be executed by its duly authorized officers on this 28th day of October, 1997.

                                             TREADCO, INC.



                                              BY /s/ R. F. Cooper
                                                -----------------

                                                 TITLE
                                                      ------------------------



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